EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of our report dated February 23, 2011, except for Notes 3,4 and 15 as to which the date is August 5, 2011, with respect to the consolidated financial statements and schedule of UDR, Inc., included in this Current Report on Form 8-K:

Registration
Statement Number	Description

333-129743
Form S-3, pertaining to the registration of 11,000,000 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan.

333-156002
Form S-3, Shelf Registration Statement, pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units.

333-167270	Form S-3, pertaining to the registration of 3,882,187 shares of Common Stock

333-160180	Form S-8, pertaining to the Company’s 1999 Long-Term Incentive Plan.
/s/ Ernst & Young LLP
Denver, Colorado
August 5, 2011

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